UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 29, 2011

ZOOM TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18672	51-0448969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Headquarters:
Sanlitun SOHO, Building A, 11th Floor
No.8 Worker Stadium North Road
Chaoyang District, Beijing, China 100027

U.S. correspondence office:
c/o Ellenoff Grossman & Schole LLP
150 East 42nd Street
New York, NY 10017
 (Address of principal executive offices including zip code)

(917) 609-0333
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On March 29, 2011, Zoom Technologies, Inc. (the "Company") reported results for the quarter and fiscal year ended December 31, 2010. For the quarter ended December 31, 2010, the Company reported revenue of $86.6 million, an increase of 67% over the same period last year, and net income of $5.1 million, an increase of 170% over the same period last year. For the year ended December 31, 2010, the Company reported revenue of $252.6 million, an increase of 34% over fiscal year 2009, and net income of $12.8 million, an increase of 105% over fiscal year 2009.

The Company will review the fourth quarter and full year 2010 results and discuss management's expectations for 2011 today, Tuesday, March 29, 2011 at 4:30 p.m. EDT (1:30 p.m. PDT). The dial-in numbers are in the full text of the Company's earnings press release, which is attached hereto as exhibit 99.1

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

99.1 Earnings Press Release, dated March 29, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZOOM TECHNOLOGIES, INC.

Date: March 29, 2011	By: /s/ Anthony K. Chan Anthony K. Chan Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description
99.1	Earnings Press Release, dated March 29, 2011.